CERTIFICATE OF DESIGNATION
                   OF 9% REDEEMABLE CUMULATIVE PREFERRED STOCK
                            OF CONSECO FINANCE CORP.



         Conseco Finance Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly convened and held on September 19, 2000, adopted the following resolution creating a series of its Preferred Stock, par value $.001, designated as 9% Redeemable Cumulative Preferred Stock;

         RESOLVED, that a series of the class of authorized Preferred Stock, par value $.001, of the Company be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

         1. Designation of the Class; Rank. There is hereby authorized and established a series of preferred stock, par value $.001 per share, with the designation "9% Redeemable Cumulative Preferred Stock" (the "Redeemable Preferred Stock") and the number of shares of Redeemable Preferred Stock authorized hereby shall be 750. "Stated Value" per share of Redeemable Preferred Stock shall be equal to $1,000,000. The Redeemable Preferred Stock shall rank as to the payment of dividends and, in an amount equal to the Stated Value plus an amount in cash equal to all accumulated and unpaid dividends thereon on the date of such payment, whether or not declared, the distribution of assets on liquidation, dissolution and winding up of the Corporation (i) on a parity with any class or series of Preferred Stock hereafter issued by the Corporation whose terms provide specifically that such class or series shall rank on a parity with the Redeemable Preferred Stock, (ii) senior to all other Preferred Stock of the Corporation hereafter issued and (iii) senior to the Corporation's Common Stock.

         2. Dividends. For purposes of this Section 2, each 30th day of each month, commencing

September 30, 2000, on which any Redeemable Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." The holders of Redeemable Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the rate of $90,000 per year on each share of Redeemable Preferred Stock payable monthly on each Dividend Payment Date, with respect to the monthly period ending on such Dividend Payment Date. Dividends on each share of Redeemable Preferred Stock shall accrue and be cumulative from and after the date of issuance of such share of Redeemable Preferred Stock. The amount of dividends payable per share for each full dividend period shall be computed by dividing by twelve the $90,000 annual rate. For any periods of less than one full month for which dividends are to be calculated, the amount of the dividend payable on the Dividend Payment Date shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months. The record date for the payment of dividends on the Redeemable Preferred Stock shall in no event be more that sixty (60) days prior to a Dividend Payment Date.

         On each Dividend Payment Date, all dividends which shall have accrued on each share of Redeemable Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Redeemable Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. Additional dividends shall be payable at the rate of 9% per annum on account of any dividend payment or payments which may be past due, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Dividends paid on shares of Redeemable Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         If a dividend upon any shares of 9Redeemable Preferred Stock, or any other outstanding Preferred Stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends, is in arrears, all dividends or other distributions declared upon each series of such stock (other than dividends paid in stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share on such series bear to each other the same ratio that the accumulated and unpaid dividends per share on the shares of each such series bear to each other. Except as set forth above, if a dividend upon any shares of Redeemable Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends, is in arrears: (i) no dividends--in cash, stock or other property--may be paid or declared and set aside for payment or any other distribution made upon any stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends (other that dividends or distributions in stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding
up); (ii) no stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends may be (A) redeemed pursuant to a sinking fund or otherwise, except (1) by means of a redemption pursuant to which all outstanding shares of Redeemable Preferred Stock and all stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Redeemable Preferred Stock and all stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, or (2) by conversion of such parity stock into, or exchange of such parity stock for, stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up, or (3) purchased or otherwise acquired for any consideration by the Corporation except by conversion of such parity stock into or exchange of such parity stock for, stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution, or winding up; and (iii) no stock ranking junior to the

Redeemable Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation except by conversion into or exchange for stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

         3. Voting Rights. Except as provided for in the General Corporation Law of the State of Delaware, and as provided in Section 4 hereof, the holders of the Redeemable Preferred Stock shall not be entitled to voting rights.

         4. Default Voting Rights.

         (a) Whenever and as often as the equivalent of eight or more full quarterly dividends payable on the Redeemable Preferred Stock shall be past due (a "Default"), the holders of the Redeemable Preferred Stock, voting as a single class with holders of shares of any one or more classes or series of Preferred Stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends or upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, shall have the exclusive right, as set forth below, to vote for and to elect two directors of the Corporation. The right of the holders of the Redeemable Preferred Stock to elect such directors, however, shall cease when all arrearages in the payment of dividends on the Redeemable Preferred Stock shall have been cured (either through payment or through being declared and set apart for payment) or no such Redeemable Preferred Stock is outstanding, whichever first occurs.

         (b) With respect to the matters set forth in Section 3 and this Section 4, shares of the Redeemable Preferred Stock entitled to vote pursuant to the terms of such Sections shall be entitled to one vote per share.

         5. Redemption.

         (a) The Redeemable Preferred Stock may be redeemed at the option of the Corporation, as a whole at any time or in part from time to time, to the extent funds are legally available therefor, at a price per share equal to the Stated Value plus accumulated and unpaid dividends thereon on the date of such redemption.

         (b) No sinking fund shall be established for the Redeemable Preferred Stock (except to the extent provided in Section 7 hereof).

         (c) Notice of any proposed redemption of shares of Redeemable Preferred Stock shall be mailed by means of first-class mail, postage paid, addressed to the holders of record of the shares of Redeemable Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation, at least thirty (30) but not more than sixty (60) days prior to the date fixed for such redemption which shall be on a Dividend Payment Date (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the redemption price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the redemption price and (iv) the shares of Redeemable Preferred Stock to be redeemed. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received. Neither the failure to mail such notice nor any defect therein shall affect the validity of the proceedings for the redemption of any shares of Redeemable Preferred Stock, including, subject to paragraph (a) below, the right to receive the redemption price. If less than all of the outstanding shares of Redeemable Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro rata, by lot or by a substantially equivalent method. In order to facilitate the redemption of the Redeemable Preferred Stock, the Board of Directors may fix a record date for determination of holders of Redeemable Preferred Stock to be redeemed, which shall not be more than sixty (60) days prior to the Redemption Date with respect thereto.

         (d) The holder of any shares of Redeemable Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the redemption price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificates representing such shares of Redeemable Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of Redeemable Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue or be payable on the redemption price of any share of Redeemable Preferred Stock after its Redemption Date.

         (e) At the close of business on the Redemption Date for any share of Redeemable Preferred Stock, such share shall (provided the redemption price (including any accrued and unpaid dividends to the Redemption Date) of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the redemption price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Section 5, subject to applicable escheat laws.

         (f) Subject to Section 2 hereof, the Corporation shall have the right at any time to acquire any shares of Redeemable Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Redeemable Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this paragraph without offering any other stockholder an equal opportunity to sell stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this paragraph shall be deemed to create any right on the part of any stockholder to sell any shares of Redeemable Preferred Stock (or any other stock) to the Corporation.

         Notwithstanding the foregoing provisions of this Section 5, and subject to the provisions of Section 2 hereof, if a dividend upon any shares of Redeemable Preferred Stock is past due, (i) no shares of the Redeemable Preferred Stock may be redeemed except by means of a redemption pursuant to which all outstanding shares of Redeemable Preferred Stock are simultaneously redeemed or pursuant to which the outstanding shares of Redeemable Preferred Stock are redeemed on a pro rata basis and (ii) the Corporation shall not purchase or otherwise acquire any shares of Redeemable Preferred Stock except pursuant to a purchase or exchange offer made on the same terms to all holders of the Redeemable Preferred Stock.

         6. Liquidation.

         (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for purposes of this Section 6, a "Liquidation"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Redeemable Preferred Stock in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Redeemable Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to the Stated Value per share plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Redeemable Preferred Stock (such amount being referred to as the "Liquidation Amount").

         (b) Upon any Liquidation, the holders of the Redeemable Preferred Stock shall share pro rata (on the basis of the aggregate unpaid liquidation preference) in the assets of the Corporation with any other class or series of Preferred Stock hereafter issued whose terms provide specifically that such class or series shall rank on a parity with the Redeemable Preferred Stock upon a Liquidation.

         (c) The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this Section 6 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

         (d) The holder of any shares of Redeemable Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Corporation: (i) the certificate(s) representing such shares of Redeemable Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of

Redeemable Preferred Stock to the Corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

         (e) After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Redeemable Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

         7. Payments.

         (a) The Corporation may provide funds for any payment of the redemption price for any shares of Redeemable Preferred Stock or any amount distributable with respect to any Redeemable Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $100,000,000 and having its principal place of business in New York, New York, in trust for the benefit of the holder of such shares of Redeemable Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Redeemable Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 7 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 7, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 7 shall not have been satisfied within 12 months after the establishment of the trust for such funds, than (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them;
(iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

         (b) Any payment which may be owed for the payment of the redemption price for any shares of Redeemable Preferred Stock under Section 5 or the payment of any amount distributable with respect to any shares of Redeemable Preferred Stock under Section 6 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable.

         8. Status of Reacquired Shares of Redeemable Preferred Stock.

Any shares of Redeemable Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Redeemable Preferred Stock which have been redeemed pursuant to the terms of Section 5 hereof) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock, as permitted by law.

         9. Preemptive Rights. Holders of the Redeemable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         10. Miscellaneous.

         (a) All notices to the Corporation shall be in writing, and shall be deemed to have been given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) for on the second next business day after delivery to a recognized overnight delivery service or upon transmission if sent by telex or facsimile transmission (with request for assurance of receipt in a manner customary for communications of such type), addressed to the Corporation at 1201 Orange Street, Wilmington, Delaware 19801 (Attention: President), or to such other address as the Corporation shall have designated in writing to the holders of Redeemable Preferred Stock at the addresses then appearing on the books of the Corporation.

         (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Redeemable Preferred Stock. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Redeemable Preferred Stock or other securities in a name other than that in which the shares of Redeemable Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment of any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

         IN WITNESS WHEREOF, Conseco Finance Corp. has caused this Certificate of Designation to be duly executed by its Thomas J. Kilian, its President, and attested to by Karl W. Kindig, its Assistant Secretary, and has caused the corporate seal to be affixed hereto, this 22nd day of September, 2000.

                                            CONSECO FINANCE CORP.

                                            By: /s/ Thomas J. Kilian, President
                                                -------------------------------
                                                Thomas J. Kilian, President


(Corporate Seal)

ATTEST:


/s/ Karl W. Kindig
--------------------------------------
Karl W. Kindig, Assistant Secretary